Exhibit 99.1

Contact: Lorin Crenshaw 225.388.7322

Albemarle Reports Growth In First Quarter 2012 Results

BATON ROUGE, LA - April 18, 2012 –

First quarter 2012 highlights:

•	Quarterly net sales of $712 million and earnings of $1.20 per share both of which were up over prior year.

•	EBITDA of $176 million and EBITDA margin of 25 percent for the quarter.

	Three Months Ended
	March 31,
In thousands, except per share amounts	2012	2011
Net sales	$711,704	$696,530
Segment income	$174,263	$171,600
Net income attributable to Albemarle Corporation	$108,043	$106,580
Diluted earnings per share	$1.20	$1.15

Albemarle Corporation (NYSE: ALB) reported first quarter 2012 earnings of $108.0 million, or $1.20 per share, compared to first quarter 2011 earnings of $106.6 million, or $1.15 per share. The Company reported net sales of $711.7 million in the first quarter of 2012 compared to net sales of $696.5 million in the first quarter of 2011.

“I am pleased to announce first quarter results that reflect an excellent start to 2012. Year over year earnings growth in Catalysts and Fine Chemistry points to continued strong trends in those businesses, while a sequential rebound in Polymer Solutions appears to signal the early stages of a recovery, the breadth and vigor of which remains to be seen,” said Luke Kissam, CEO. “Assuming the global economic recovery continues and strengthens in the second half of the year, we continue to expect to grow our business for the full year and make further progress toward the goals we outlined in Vision 2015.”

Quarterly Segment Results

Catalysts generated net sales of $293.5 million in the first quarter of 2012, a 12 percent increase over net sales in the first quarter of 2011, due mainly to favorable pricing. Catalysts segment income was $82.2 million in the first quarter of 2012, up 13 percent over first quarter 2011 results of $72.6 million due primarily to favorable pricing partly offset mainly by higher input costs and lower equity income versus the first quarter of 2011.

Polymer Solutions delivered net sales of $228.1 million in the first quarter of 2012, a 12 percent decrease over net sales in the first quarter of 2011, with favorable impacts from pricing being offset overall by lower volumes. Segment income for Polymer Solutions was $53.6 million in the first quarter of 2012, a 23 percent decline from $69.5 million in the first quarter of 2011, due primarily to lower volumes as well as lower equity income, partly offset by favorable pricing and lower charges attributable to the noncontrolling interest in our Jordanian joint venture.

Fine Chemistry net sales in the first quarter of 2012 were $190.1 million, a 7 percent increase over net sales in the first quarter of 2011, due mainly to favorable pricing and volumes. Segment income for Fine Chemistry was $38.6 million for the first quarter of 2012, over 30 percent higher than first quarter 2011 results of $29.5 million, due primarily to favorable pricing and volume performance and lower charges attributable to the noncontrolling interest in our Jordanian joint venture, partly offset by higher input costs.

Corporate and Other

Corporate and other expense was $21.9 million for the first quarter of 2012. The decrease over the comparable period in 2011 was due primarily to lower personnel-related costs including performance-based incentive compensation.

Interest and financing expenses were $8.7 million for the first quarter of 2012 compared to $9.6 million for the first quarter of 2011, with this decrease due primarily to increases in interest capitalized on higher average construction project balances outstanding year over year.

Our first quarter 2012 effective income tax rate was 25.5 percent versus 24.2 percent in the first quarter of 2011. Our effective tax rate continues to be influenced by the level and geographic mix of income and benefits from a favorable mix of income in lower tax jurisdictions.

Cash Flow

Our cash flow from operations was approximately $124 million for the three months ended March 31, 2012, and we had $519.4 million in cash and cash equivalents at March 31, 2012. During the three months ended March 31, 2012, cash on hand and cash provided by operations funded capital expenditures for plant, machinery and equipment of approximately $54.8 million (which includes approximately $18.3 million in capital expenditures associated with our Jordan Bromine joint venture), long-term debt repayments of $7.1 million and dividends to shareholders of $15.6 million.

Outlook

Although uncertainty persists regarding the strength and duration of a global economic recovery, the full year outlook for Catalysts and Fine Chemistry remains favorable, supported by positive industry trends and new business opportunities. In Polymer Solutions, end-market patterns suggest a continuation of the recent gradual demand build through the second half of 2012. Overall, our businesses remain fundamentally healthy and strategically well-positioned.

Earnings Call

The Company’s performance for the first quarter ended March 31, 2012 will be discussed on a conference call at 8:00 AM Eastern Daylight time on April 19, 2012. The call can be accessed by dialing 866-831-6247 (International Dial In # 617-213-8856), and entering conference ID 37921496. The Company’s earnings presentation and supporting material can be accessed through Albemarle’s website under Investors at www.albemarle.com.

About Albemarle

Albemarle Corporation, headquartered in Baton Rouge, Louisiana, is a leading global developer, manufacturer and marketer of highly-engineered specialty chemicals for consumer electronics, petroleum refining, utilities, packaging, construction, automotive/transportation, pharmaceuticals, crop protection, food-safety and custom chemistry services. Albemarle is committed to global sustainability and is advancing its eco-practices and solutions in its three business segments, Polymer Solutions, Catalysts and Fine Chemistry, with Corporate Responsibility Magazine naming Albemarle among its prestigious “100 Best Corporate Citizens” list for 2011. Albemarle employs more than 4,000 people worldwide and serves customers in approximately 100 countries. Albemarle regularly posts information to www.albemarle.com, including notification of events, news, financial performance, investor presentations and webcasts, Regulation G reconciliations, SEC filings and other information regarding the Company, its businesses and markets served.

Forward-Looking Statements

Some of the information presented in this press release, including, without limitation, statements with respect to product development, improvements in productivity, market trends, price and mix changes, expected growth, outlook and all other information relating to matters that are not historical facts may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. There can be no assurance that actual results will not differ materially. Factors that could cause actual results to differ from expectations include, without limitation: changes in economic and business conditions; changes in financial and operating performance of our major customers and industries and markets served by us; the timing of orders received from customers; the gain or loss of significant customers; competition from other manufacturers; changes in the demand for our products; limitations or prohibitions on the manufacture and sale of our products; availability of raw materials; changes in the cost of raw materials and energy and in our ability to pass through increases; acquisitions and divestitures, and changes in performance of acquired companies; fluctuations in foreign currencies; changes in laws and government regulation of our operations or our products; the occurrence of claims or litigation; the occurrence of natural disasters; the inability to maintain current levels of product or premises liability insurance or the denial of such coverage; political unrest, including terrorism or hostilities; political instability affecting our manufacturing operations or joint ventures; changes in accounting standards; the inability to achieve results from our global manufacturing cost reduction initiatives as well as our ongoing continuous improvement and rationalization programs; changes in the jurisdictional mix of our earnings; changes in monetary policies or inflation or interest rates, which may impact our ability to raise capital or increase our cost of funds, the performance of our pension fund investments and our pension expense and funding obligations; volatility and substantial uncertainties in the debt and equity markets; technology or intellectual property infringement and other risks; decisions we may make in the future; and the other factors detailed from time to time in the reports we file with the SEC, including those described under “Risk Factors” in our Annual Report on Form 10-K.

Albemarle Corporation and Subsidiaries

Consolidated Statements of Income

(In Thousands Except Per Share Amounts) (Unaudited)

	Three Months Ended March 31,
	2012	2011
Net sales	$711,704	$696,530
Cost of goods sold	463,817	463,514

Gross profit	247,887	233,016
Selling, general and administrative expenses (a)	80,692	73,039
Research and development expenses	19,049	17,615

Operating profit	148,146	142,362
Interest and financing expenses	(8,734)	(9,592)
Other (expenses) income, net	(118)	338

Income before income taxes and equity in net income of unconsolidated investments	139,294	133,108
Income tax expense	35,466	32,172

Income before equity in net income of unconsolidated investments	103,828	100,936
Equity in net income of unconsolidated investments (net of tax)	8,586	12,831

Net income	112,414	113,767
Net income attributable to noncontrolling interests	(4,371)	(7,187)

Net income attributable to Albemarle Corporation	$108,043	$106,580

Basic earnings per share	$1.21	$1.16
Diluted earnings per share	$1.20	$1.15
Weighted-average common shares outstanding – Basic	88,997	91,633
Weighted-average common shares outstanding – Diluted	89,947	92,517

See accompanying notes to the condensed consolidated financial information.

Albemarle Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In Thousands) (Unaudited)

	March 31,	December 31,
	2012	2011
ASSETS
Cash and cash equivalents	$519,359	$469,416
Other current assets	950,197	886,204

Total current assets	1,469,556	1,355,620

Property, plant and equipment	2,681,153	2,619,428
Less accumulated depreciation and amortization	1,513,931	1,489,948

Net property, plant and equipment	1,167,222	1,129,480

Other assets and intangibles	726,721	718,724

Total assets	$3,363,499	$3,203,824

LIABILITIES AND EQUITY
Current portion of long-term debt	$14,462	$14,416
Other current liabilities	418,900	386,762

Total current liabilities	433,362	401,178

Long-term debt	742,199	749,257
Other noncurrent liabilities	299,009	296,659
Deferred income taxes	81,555	77,903
Albemarle Corporation shareholders’ equity	1,722,937	1,591,277
Noncontrolling interests	84,437	87,550

Total liabilities & equity	$3,363,499	$3,203,824

See accompanying notes to the condensed consolidated financial information.

Albemarle Corporation and Subsidiaries

Selected Consolidated Cash Flow Data

(In Thousands) (Unaudited)

	Three Months Ended March 31,
	2012	2011
Cash and cash equivalents at beginning of year	$469,416	$529,650
Cash and cash equivalents at end of period	$519,359	$441,013

Sources of cash and cash equivalents:

Net income	112,414	113,767

Proceeds from borrowings	—	6,694

Proceeds from exercise of stock options	2,569	205

Uses of cash and cash equivalents:

Capital expenditures	(54,784)	(31,894)

Repayments of long-term debt	(7,149)	(100,622)

Dividends paid to shareholders	(15,578)	(12,856)

Pension and postretirement contributions	(2,527)	(51,949)

Investments in equity and other corporate investments	—	(10,666)

Non-cash items:

Depreciation and amortization	24,235	23,004

Equity in net income of unconsolidated investments	(8,586)	(12,831)

See accompanying notes to the condensed consolidated financial information.

Albemarle Corporation and Subsidiaries

Consolidated Summary of Segment Results

(In Thousands) (Unaudited)

	Three Months Ended
	March 31,
	2012	2011
Net sales:
Polymer Solutions	$228,131	$258,223
Catalysts	293,522	260,957
Fine Chemistry	190,051	177,350

Total net sales	$711,704	$696,530

Segment operating profit:
Polymer Solutions	$52,712	$69,831
Catalysts	75,415	62,131
Fine Chemistry	41,924	33,959

Total segment operating profit	170,051	165,921

Equity in net income of unconsolidated investments:
Polymer Solutions	1,845	2,489
Catalysts	6,741	10,461
Fine Chemistry	—	—
Corporate & other	—	(119)

Total equity in net income of unconsolidated investments	8,586	12,831

Net income attributable to noncontrolling interests:
Polymer Solutions	(1,002)	(2,846)
Catalysts	—	—
Fine Chemistry	(3,372)	(4,425)
Corporate & other	3	84

Total net income attributable to noncontrolling interests	(4,371)	(7,187)

Segment income:
Polymer Solutions	53,555	69,474
Catalysts	82,156	72,592
Fine Chemistry	38,552	29,534

Total segment income	174,263	171,600
Corporate & other	(21,902)	(23,594)
Interest and financing expenses	(8,734)	(9,592)
Other (expenses) income, net	(118)	338
Income tax expense	(35,466)	(32,172)

Net income attributable to Albemarle Corporation	$108,043	$106,580

See accompanying notes to the condensed consolidated financial information.

Notes to the Condensed Consolidated Financial Information

(a)	The quarter ended March 31, 2012 includes a gain of $8.1 million ($5.1 million after tax, or 6 cents per share) resulting from proceeds received in connection with the settlement of litigation (net of related legal fees). The quarter ended March 31, 2012 also includes an $8 million charitable contribution ($5.1 million after tax, or 6 cents per share) to the Albemarle Foundation.

Additional Information

It should be noted that earnings, earnings per share and effective income tax rates which exclude special items, as well as presentations of segment operating profit, segment income, EBITDA, EBITDA excluding special items, EBITDA margin and EBITDA margin excluding special items are financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States, or GAAP. These measures are presented here to provide additional useful measurements to review our operations, provide transparency to investors and enable period-to-period comparability of financial performance.

A description of other non-GAAP financial measures that we use to evaluate our operations and financial performance, and reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found in the Investors section of our website at www.albemarle.com, under “Non-GAAP Reconciliations” under “Financials.” Also, see attached for a supplemental reconciliation of our segment operating profit and segment income amounts to GAAP Operating profit and GAAP Net income attributable to Albemarle Corporation, respectively, as well as for a supplemental reconciliation of our GAAP Net income attributable to Albemarle Corporation to EBITDA.

ALBEMARLE CORPORATION AND SUBSIDIARIES

Non-GAAP Reconciliation

(In Thousands)

(Unaudited)

Our segment information includes measures we refer to as “segment operating profit,” “segment income,” “EBITDA” and “EBITDA excluding special items,” which are financial measures that are not required by, or presented in accordance with, GAAP. The Company reports segment operating profit, segment income, EBITDA and EBITDA excluding special items because management believes that these financial measures provide transparency to investors and enable period-to-period comparability of financial performance. Segment operating profit, segment income, EBITDA and EBITDA excluding special items should not be considered as alternatives to Operating profit or Net income attributable to Albemarle Corporation, as determined in accordance with GAAP.

See below for a reconciliation of segment operating profit and segment income, the non-GAAP financial measures, to Operating profit and Net income attributable to Albemarle Corporation, respectively, the most directly comparable financial measures calculated and reported in accordance with GAAP.

	Three Months Ended March 31,
	2012	2011
Total segment operating profit	$170,051	$165,921
Corporate & other *	(21,905)	(23,559)

GAAP Operating profit	$148,146	$142,362

Total segment income	$174,263	$171,600
Corporate & other	(21,902)	(23,594)
Interest and financing expenses	(8,734)	(9,592)
Other (expenses) income, net	(118)	338
Income tax expense	(35,466)	(32,172)

GAAP Net income attributable to Albemarle Corporation	$108,043	$106,580

*	Excludes corporate equity income and noncontrolling interest adjustments of $3 and $(35) for the three-month periods ended March 31, 2012 and 2011, respectively.

See below for a reconciliation of EBITDA, the non-GAAP financial measure, from Net income attributable to Albemarle Corporation, the most directly comparable financial measure calculated and reported in accordance with GAAP. EBITDA is defined as Net income attributable to Albemarle Corporation before interest and financing expenses, income taxes, depreciation and amortization.

	Three Months Ended
	March 31,
	2012	2011
Net income attributable to Albemarle Corporation	$108,043	$106,580

Add:
Interest and financing expenses	8,734	9,592
Income tax expense	35,466	32,172
Depreciation and amortization	24,235	23,004

EBITDA	176,478	171,348

Net Sales	$711,704	$696,530

EBITDA Margin	24.8%	24.6%